UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Amendment No. 7


                     Quality Exchange, Inc.
                 ------------------------------
         (Name of small business issuer in its charter)

       Nevada                  7389               41-2033500
     ------------           ---------           --------------
      (State or         (Primary Standard      (I.R.S. Employer
   jurisdiction of          Industrial       Identification No.)
  incorporation or     Classification Code
    organization)            Number)

                    East 49 Pineridge Ct #328
                        Spokane, WA 99208
                         (509) 464-3072
           ----------------------------------------------
   (Address and telephone number of principal executive offices)

                    East 49 Pineridge Ct #328
                        Spokane, WA 99208
                         (509) 464-3072
           ----------------------------------------------
         (Address of principal place of business or intended principal place of business)

                          Andrew D. Owens
                    East 49 Pineridge Ct #328
                        Spokane, WA 99208
                         (509) 464-3072
           ----------------------------------------------
      (Name, address and telephone number of agent for service)

                           Copies to:
                   NevWest Securities Corporation
               2654 West Horizon Ridge Pkwy, Suite B-3
                        Henderson, NV 89052
                        fax (702) 257-4651

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering      aggregate       fee
 be registered  registered   price per   offering price
                               share
------------------------------------------------------------------
 Common Stock   $200,000.00    $0.10     $200,000.00     $18.40
------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE-COVER-



                                                       Prospectus
                     Quality Exchange, Inc.
                2,000,000 Shares of Common Stock
                         $0.10 per Share

Quality Exchange, Inc. is offering on a self-underwritten basis a minimum of 200,000 and a maximum of 2,000,000 shares of its $0.001 par value common stock at a price of $0.10 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to Southwest Escrow Company fbo Quality Exchange. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised. See "Plan of Distribution."

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus. Quality Exchange, Inc.
in its sole discretion may terminate the Offering prior to ninety days from the date of this prospectus.

Prior  to  this  offering, there has been no  public  market  for
Quality  Exchange,  Inc.'s  Common  Stock.   Neither  the  Nasdaq
National  Market  nor  any  national  securities  exchange  lists
Quality Exchange, Inc.'s Common Stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           Number    Offering      Underwriting        Proceeds to the
             of       Price        Discounts &         Company and the
           Shares                  Commissions         Selling
                                   (See "Plan of       Stockholders
                                   Distribution"
                                   beginning on
                                   page 9)
------------------------------------------------------------------
Per Share    1        $0.10           $0.00          $0.10

  Total   200,000     $20,000.00      $0.00          $20,000.00
 Minimum

  Total   2,000,000   $200,000.00     $0.00          $200,000.00
 Maximum

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

    Quality Exchange, Inc. does not plan to use this offering
              prospectus before the effective date.
                     Quality Exchange, Inc.

Principal      East 49         Resident
 Office:    Pineridge Ct       Agent:    Savoy Financial Group
                #328                     6767 W. Tropicana Ave
          Spokane, WA 99208                   Suite 207
           (509) 464-3072                Las Vegas, NV  89103

        The date of this Prospectus is November 25, 2002



PAGE-1-



                        TABLE OF CONTENTS

                                                                  PAGE
 Summary Information and Risk Factors.                             3

 Use of Proceeds.                                                  7

 Determination of Offering Price.                                  9

 Dilution.                                                         9

 Plan of Distribution.                                             9

 Legal Proceedings.                                               11

 Directors, Executive Officers, Promoters and Control Persons.    11

 Security Ownership of Certain Beneficial Owners and Management.  12

 Description of Securities.                                       12

 Interest of Named Experts and Counsel.                           13

 Disclosure of Commission Position of Indemnification for

 Securities Act Liabilities.                                      13

 Organization Within Last Five Years.                             13

 Description of Business.                                         14

 Management's Discussion and Plan of Operation.                   18

 Description of Property.                                         20

 Certain Relationships and Related Transactions.                  20

 Market for Common Equity and Related Stockholder Matters.        20

 Executive Compensation.                                          22

 Financial Statements.                                            23

 Changes In and Disagreements With Accountants on Accounting and
 Financial Disclosure.                                            38










PAGE-2-



           PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors.

The Company

Quality Exchange, Inc. ("QEI" or the "Company") was incorporated in the State of Nevada on June 3, 1998. QEI, a development stage company, through its wholly owned subsidiary Orion Publishing, Inc., plans to provide an Internet-based vehicle for the comic-book world to purchase and exchange collectible and new-issue comic books. All references to QEI or the Company elsewhere in this Prospectus refer to both Quality Exchange, Inc., and Orion Publishing, Inc. QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of QEI have expressed substantial doubt about QEI' ability to continue as a going concern.

As of the date of this Prospectus, QEI has 2,000,000 shares of $0.001 par value common stock issued and outstanding.

QEI'  administrative office is located at East  49  Pineridge  Ct
#328, Spokane, Washington 99208, telephone (509) 464-3072.

QEI' fiscal year end is December 31.

The Offering

QEI is offering on a self-underwritten basis a minimum of 200,000 and a maximum of 2,000,000 shares of the Common Stock at a price of $0.10 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to "Southwest Escrow Company fbo Quality Exchange." All subscription agreements and checks should be delivered to Southwest Escrow Company. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in escrow pending the achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. QEI will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90)
days  from  the date of this prospectus.   Notwithstanding
the conditions (i) and (ii) above, QEI in its sole discretion may terminate the Offering prior to ninety (90) days from the date of this prospectus by a unanimous vote of QEI' Board of Directors.

QEI will apply the proceeds from the Offering to pay for website development, furniture, equipment (including computer software and hardware), and office supplies. A portion of the proceeds may also go towards marketing and promotion.

QEI'  Transfer  Agent is Executive Registrar &  Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.



PAGE-3-



The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the Common Stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF QEI FAILS TO COMMENCE ITS PLANNED OPERATIONS

QEI was formed in June 1998. QEI has no demonstrable operations record, on which you can evaluate the business and its prospects. QEI' prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. QEI cannot guarantee that it will be successful in accomplishing its objectives. To date, QEI has not generated any revenues and may incur losses in the foreseeable future. If QEI fails to commence its planned operations, investors in this offering may lose their entire investment.

QEI MAY INCUR SUBSTANTIAL EXTRAORDINARY EXPENSES IF USERS LIST OR
SELL ILLEGAL ITEMS OR ENGAGE IN ILLEGAL ACTIVITIES

The body of law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled. QEI may be unable to prevent the sale of unlawful goods, or the sale of goods in an unlawful manner, by users of QEI's service, and QEI may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through QEI's service. In order to reduce QEI's exposure to this liability, QEI plans to prohibit the listing of certain items and to hire personnel for review of questionable items. QEI may implement other protective measures that could require QEI to spend substantial resources and/or to reduce revenues by discontinuing certain service offerings. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or the unlawful sale of goods, could harm QEI's business.

QEI MAY INCUR SUBSTANTIAL EXTRAORDINARY EXPENSES IF USERS LIST OR
SELL PIRATED OR COUNTERFEIT ITEMS

The business of QEI is subject to allegations that certain items listed or sold through QEI's service by its users infringe third-party copyrights, trademarks and tradenames or other intellectual property rights. An allegation of infringement of third-party intellectual property rights may result in litigation against QEI. Any such litigation could be costly for QEI, could result in increased costs of doing business through adverse judgment or settlement, could require QEI to change QEI's business practices in expensive ways, or could otherwise harm QEI's business. Litigation against other online companies could result in interpretations of the law that could also require QEI to change QEI's business practices or otherwise increase QEI's costs.

QEI MAY INCUR SUBSTANTIAL EXTRAORDINARY EXPENSES IF USERS ENGAGE
IN FRAUDULENT ACTIVITIES ON ITS WEBSITE

The  future  success  of  QEI will depend  largely  upon  sellers reliably delivering and accurately representing their listed goods and buyers paying the agreed purchase price. QEI anticipates that it will receive in the future communications from users who have not received the purchase price or the goods that are to have been exchanged. While QEI can suspend the accounts of users who fail to fulfill their delivery obligations to other users, QEI does not have the ability to require users to make payments or deliver goods or otherwise make users whole. QEI does not plan to compensate users who believe they have been defrauded by other users.



PAGE-4-



THE BUSINESS OF QEI IS SUBJECT TO ONLINE COMMERCE SECURITY RISKS

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. QEI's security measures may not prevent security breaches. QEI plans to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by QEI to protect customer transaction data. Also, QEI's servers will be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. Any compromise of QEI's security could harm QEI's reputation and, therefore, its business. In addition, a party who is able to circumvent QEI's security measures could misappropriate proprietary information or cause interruptions in QEI's operations. QEI may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

QEI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL
FUNDING, WHICH MAY BE UNAVAILABLE

QEI has limited capital resources. Unless QEI begins to generate sufficient revenues to finance operations as a going concern, QEI may experience liquidity and solvency problems. Such liquidity and solvency problems may force QEI to go out of business if additional financing is not available.

At present time, QEI estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) purchase office furniture, computer hardware, software, and supplies. QEI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.

AUDITORS EXPRESSED SUBSTANTIAL DOUBT ABOUT QEI's ABILITY TO
CONTINUE AS A GOING CONCERN

QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of QEI have expressed substantial doubt about QEI' ability to continue as a going concern.

QEI MAY SUFFER COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE
RESOURCES

QEI is entering a highly competitive market segment with relatively low barriers to entry. QEI' competitors include several larger and more established companies that are enabling online sales as well as new companies, many of whom may choose not to charge for transactions on their sites and others who may facilitate trading through other pricing formats (e.g., fixed price, reverse auction, group buying, etc.). Such intense competition may limit QEI's ability to raise user fees in response to declines in profitability.

Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet spaces than QEI. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of QEI's competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than QEI. Increased competition may result in reduced operating margins and loss of market share.



PAGE-5-



PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER
DECISION-MAKING BECAUSE PRINCIPAL STOCKHOLDERS, OFFICERS AND
DIRECTORS OF QEI CONTROL THE MAJORITY OF OUTSTANDING STOCK IN QEI

The directors and executive officers and their affiliates beneficially own approximately 100% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

TOP MANAGEMENT OF QEI HAVE CONFLICTS OF INTEREST AND MAY CHOOSE
TO PURSUE OTHER BUSINESS INTERESTS

The operations of QEI depend substantially on the skills and experience of Andrew D. Owens. Without an employment contract, QEI may lose Mr. Owens to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Owens is involved in other business activities and will devote less than full-time to the business of QEI. Mr. Owens may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, Mr. Owens may face a conflict in selecting between QEI and their other business interests. QEI has not formulated a policy for the resolution of such conflicts.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS
DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The present owners of QEI' issued and outstanding Common Stock acquired such Common Stock at a cost substantially less than what the investors in this Offering will pay. Upon the sale of the Common Stock offered hereby, the investors in this Offering will experience an immediate and substantial "dilution." Therefore, the investors in this Offering will bear a substantial portion of the risk of loss. Additionally, sales of Common Stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the QEI from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the QEI' issued and outstanding stock. The net book value of QEI on March 31, 2002 was negative: ($0.0037) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of QEI will be $184,073 or $.0460 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0540 per share while the present stockholders of QEI will receive an immediate and substantial increase of $0.0497 per share in the net tangible book value of the shares they hold. This will result in a 53.98% dilution for purchasers of stock in this Offering.



PAGE-6-



THE STOCK OF QEI IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN
LOSSES TO INVESTORS

As of the date of this Prospectus, there is no public market for QEI' Common Stock. This Prospectus is a step toward creating a public market for QEI' stock, which may enhance the liquidity of QEI' shares. However, there can be no assurance that a meaningful trading market will develop. QEI makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of QEI' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by QEI or its competitors, general conditions in service industries, and other events or factors, many of which are beyond QEI' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of QEI' stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE QEI STOCK IS LIKELY TO BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of QEI and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect QEI' future results and could cause those results to differ materially from those expressed in such forward-looking statements.



PAGE-7-



Use of Proceeds.

Without realizing the Minimum Offering proceeds, QEI will not be able to commence planned operations and implement its business plan. The table below lists intended uses of proceeds without indicating any order of priority. In the case that the Offering exceeds the minimum but does not reach the maximum, QEI will have the sole discretion to apply the available net proceeds to various indicated uses within the dollar amount ranges established in the table below. The timing of the use of proceeds will be in QEI's sole discretion.

No part of net offering proceeds will or may be payable to promoters, management, principal shareholders or their affiliates in the event that a nominal amount of proceeds is received in the offering. QEI will begin compensating Mr. Owens at the rate of $1,000.00 per month, provided that at least 50% of the maximum offering is completed or QEI begins to generate $10,000 in monthly revenues.

QEI plans to use the proceeds as follows:

                         Minimum          50% of           75% of            Maximum
                                          Maximum          Maximum
                      ------------------------------------------------------------------
                         $      %         $       %        $       %         $      %
                      ------------------------------------------------------------------
Offering Proceeds     20,000  100.0%   100,000  100.0%  150,000  100.0%   200,000 100.0%

Offering Expenses(1)   8,469   42.3%    8,469    8.5%    8,469    5.6%     8,469   4.2%
                      ------------------------------------------------------------------
 Net Proceeds from    11,531   57.7%   91,531   91.5%   141,531  94.4%    191,531  95.8%
 Offering

Use of Net Proceeds
 Website Development
 & Maintenance         4,500   22.5%   15,000   15.0%   40,000   26.7%    50,000  25.0%
 Repayment of Debt
 to Shareholder(2)         0    0.0%    7,940    7.9%    7,940    5.3%     7,940   4.0%
 Furniture             1,000    5.0%    5,000    5.0%   10,000    6.7%    10,000   5.0%
 Computer Hardware &
 Software              3,000   15.0%   20,000   20.0%   30,000   20.0%    50,000  25.0%
 Marketing               500    2.5%   20,000   20.0%   25,000   16.7%    25,000  12.5%
 Salaries                  0    0.0%   12,000   12.0%   12,000    8.0%    12,000   6.0%
 Office Supplies         500    2.5%    3,000    3.0%    3,000    2.0%     3,000   1.5%
 General Working
 Capital(3)            2,031   10.2%    8,591    8.6%   13,591    9.0%    33,591  16.8%
                      ------------------------------------------------------------------

Total Use of Net      11,531   57.7%   91,531   91.5%   141,531  94.4%    191,531 95.8%
Proceeds              ------------------------------------------------------------------

Total Use of Proceeds 20,000  100.0%   100,000 100.0%   150,000 100.00%  200,000 100.0%
                      ==================================================================

1    The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.
2    Andrew  Owens  has  been loaning QEI money to  cover  operational expenses at no interest and no certain maturity. As of the date of this prospectus, QEI owes Mr. Owens approximately $7,936.50 used by QEI as follows:
                  Documentation Fees      $4,000.00
                  Accounting Fees         $1,500.00
                 (Audit)
                  State Fees (Corporate   $1,035.00
                 filing fees)
                  EDGARization Fees         $714.00
                  Escrow Fee                $375.00
                  Web Development           $312.50
                                        --------------
                  Total Expense           $7,936.50
                 Categories to date     ==============

3    The category of General Working Capital may include printing costs, postage, telephone services, overnight services, and other operating expenses.



PAGE-8-



Determination of Offering Price.

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to QEI' assets, book value, historical earnings or net worth. In determining the offering price, QEI considered such factors as the prospects, if any, for similar companies, the previous experience of management, QEI' anticipated results of operations, the present financial resources of QEI' and the likelihood of acceptance of this Offering.

Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the QEI from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the QEI' issued and outstanding stock. The net book value of QEI on March 31, 2002 was negative: ($0.0037) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of QEI will be $184,073 or $.0460 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0540 per share while the present stockholders of QEI will receive an immediate and substantial increase of $0.0497 per share in the net tangible book value of the shares they hold. This will result in a 53.98% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

                                   Assuming the sale by QEI of:
                                          minimum       maximum
                                          offering      offering
                                         ------------------------
Offering price per share                     $0.10       $0.10
Net tangible book value per share per      ($0.0037)   ($0.0037)
share before offering
Increase attributable to existing           $0.0056     $0.0497
shareholders
Net tangible book value per share per       $0.0019     $0.0460
share after offering
Per share dilution                          $0.0981     $0.0540
Dilution %                                   98.15%      53.98%



PAGE-9-



Plan of Distribution.

Shares  of Common Stock will be sold directly through the efforts
of  Andrew D. Owens, the sole officer and director of  QEI.   QEI
believes that Andrew D. Owens is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Andrew D. Owens is:
1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. not at the time of his participation an associated person of a broker or dealer; and
4.   meeting the conditions of the following
  A. He primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
  B. He was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
  C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of QEI may not purchase any securities in this Offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which QEI has complied. As of the date of this Prospectus, QEI has not identified the specific states, where the offering will be sold. However, the purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

The proceeds from the sale of the Shares in this Offering will be payable to Southwest Escrow Company fbo Quality Exchange ("Escrow Account"), established with a licensed escrow agent. All subscription agreements and checks should be delivered to Southwest Escrow Company. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.

The fee of the Escrow Agent is a minimum of $750.00. In addition, if the minimum-offering amount of $20,000.00 is not received in escrow within the escrow period and the Escrow Agent is required to return funds to investors, the Escrow Agent shall receive a fee of $25.00 per check for such service. (See Exhibit 99(a).)



PAGE-10-



Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Southwest Escrow Company, 8215 So. Eastern Ave., Suite 100, Las Vegas,
Nevada 89123. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle QEI to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. QEI has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once QEI accepts a subscription, the subscriber cannot withdraw it. QEI will notify accepted subscribers within 30 days after the close of the Offering.

QEI has engaged the services of NevWest Securities Corporation, a registered broker/dealer for purposes of assisting QEI, its legal counsel, and independent auditing firm in (a) compiling the documentation requisite to the preparation of reporting documents; (b) preparing this prospectus/registration statement;
(c) compiling supplemental documentation as required by applicable state or federal securities rules and regulations; and
(d) preparing comment letter responses and amended filings. The total compensation to NevWest Securities Corporation for services rendered is $4,400.00.

Legal Proceedings.

No director, officer, significant employee, or consultant of QEI has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of QEI has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of QEI has been convicted of violating a federal or state securities or commodities law.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of QEI' directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of QEI as of the date of this
Prospectus:

  Name and Address       Age                Position
  ----------------      ----             --------------
Andrew D. Owens          32         President & CEO, Secretary,
                                    Treasurer, Director

The persons named above have held their office/position since inception of QEI and are expected to hold their office/position until the next annual meeting of QEI' stockholders.



PAGE-11-



Background  of  Directors,  Executive  Officers,  Promoters   and
  Control Persons

Andrew D. Owens, President & CEO, Secretary, Treasurer, Director, is a seasoned professional in the comic book field. Mr. Owens was an independent contractor, whose responsibilities were to draw, complete others artwork, handle quality assurance and make sure the artwork was complete to meet the publishers publication deadlines, on several premier comic series at many major comic companies, including Image Comic's Top Cow studios (October 1999 to October 2000), Dark Horse Comics (August 2000 to present), Marvel Comics (September 2000 to present), and now D.C. Comics (September 2001 to present). Mr. Owens is currently one of the
artists  working on Batman published by D.C. Comics.   Mr.  Owens
creative credits at Top Cow studios included work on such titles as Witchblade (now a television series), Ascension, The Darkness, Lady Pendragon, and the comic-book version of the popular video game and motion picture Tomb Raider. At Dark Horse Comics, Mr. Owens worked on a comic book based on the popular television series Buffy the Vampire Slayer and launched the comic book version of the hit WB television series Angel. Mr. Owens also worked on Fray - a comic book title created and written by Joss Whedon, the creator of the entire Buffy the Vampire Slayer franchise. At Marvel Comics, Mr. Owens worked on one of the best-selling titles in the industry, The X-Men, and a number of related titles such as Magneto, Cable, and X-Force.

Mr. Owens expects to spend 30% of his time working for the Company until the point when Mr. Owens has began to make a salary. When Mr. Owens begins to make a salary (either when 50% of the maximum offering is complete or if QEI achieves $10,000 in monthly sales), he anticipates spending 60% or more of his time working for the Company.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of QEI' Common Stock by all persons known by QEI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to QEI' knowledge, either sole or majority voting and investment power.

Title Of  Name and Address    Position       Amount of   Percent of
 Class     of Beneficial                     shares       Class
          Owner of Shares                    held by
                                              Owner
-------------------------------------------------------------------
Common    Andrew D. Owens    President and   2,000,000   100.00%
          East 49            CEO,
          Pineridge Ct       Secretary,
          #328               Treasurer,
          Spokane, WA        Director
          99208

Common                       Executive       2,000,000   100.00%
                             Officers  and
                             Directors  as
                             a Group
------------------------------------------------------------------



PAGE-12-



Description of Securities.

QEI' authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of QEI' common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by QEI' Board of Directors;
* are entitled to share ratably in all of QEI' assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of QEI' affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of QEI' common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, QEI has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of QEI' board of directors and will depend upon QEI' earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of QEI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in QEI' business operations.

Reports

After  this  offering,  QEI will furnish  its  shareholders  with
annual   financial   reports  certified   by   QEI'   independent
accountants, and may, in QEI' discretion, furnish unaudited quarterly financial reports.

Interest of Named Experts and Counsel.

None.

Disclosure   of   Commission  Position  of  Indemnification   for
Securities Act Liabilities.

Indemnification of Directors and Officers

QEI'  Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-13-



Organization Within Last Five Years.

Quality  Exchange, Inc., was incorporated in the State of  Nevada
on  June  3,  1998.   Orion  Publishing,  Inc.,  a  wholly  owned
subsidiary of Quality Exchange, Inc., was incorporated in the State of Nevada on November 21, 2001.

Mr. Earl Gilbrech was the initial incorporator, President, and a sole member of the Board of Directors. Ms. Valerie Sams held the position of Secretary/Treasurer. On June 8th, 1998, Mr. Gilbrech and Ms. Sams resigned. Mr. Andrew D. Owens, the current President, Secretary, Treasurer, and the sole shareholder of QEI has held those positions since June 8th, 1998, when Mr. Owens purchased QEI from Mr. Earl Gilbrech.

In June 1998, QEI issued 2,000,000 shares of its $0.001 par value common stock to Andrew D. Owens, an officer and director, in exchange for $2,000 in subscription receivable. The total amount of the transaction was $2,000 or $0.001 per share. That sale of stock by QEI did not involve any public offering or solicitation. At the time of the issuance, Andrew D. Owens was in possession of all available material information about QEI. Also, Andrew D. Owens had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of QEI. On the basis of these facts, QEI claims that the issuance of stock to Andrew D. Owens was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Description of Business.

A.   Business Development and Summary

QEI was incorporated in the State of Nevada on June 3, 1998. QEI, a development stage company, through its wholly owned subsidiary Orion Publishing, Inc., plans to provide an Internet-based vehicle for the comic-book world to purchase and exchange collectible and new-issue comic books. Mr. Andrew D. Owens is the sole Officer and Director of Orion Publishing, Inc.

QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues. Until such time as QEI has generated revenues from the sale and exchange of comic books on its web site, if ever, QEI may not be able to be successful under the current business plan. QEI believes that, if it obtains the minimum proceeds, QEI will be able to implement its business plan and conduct business pursuant to the business plan for the next twelve months. The exact nature of QEI's marketing plan may also depend on a number of factors, including the availability of additional funds to implement the marketing plan and Internet strategy and practices at the time QEI completes the development of its web site. QEI may pursue different marketing strategies under the current business plan. QEI's business plan and strategies do not anticipate or contemplate that it will engage in any merger, reverse merger or acquisition with an unidentified company or companies, or other entity or persons during the twelve months following the close of this offering and we have no present intent to engage in such activities.



PAGE-14-



QEI'  administrative office is located at East 49  Pineridge  Ct.
#328, Spokane, Washington 99208, telephone (509) 464-3072.

QEI' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

QEI  plans  to  build  a  vehicle for purchasing  and  exchanging
collectible   and  new-issue  comic  books  over  the   Internet.
Designed   as   a   high-speed  online  auction,  QEI's   website
www.Comicauction.biz will be available 24 hours a day, seven days a week. www.Comicauction.biz will allow transactions in business-
to-consumer,   consumer-to-consumer,   and   business-to-business
market  spaces.   QEI  will  offer new comic  books  and  vintage
collectible   comic  books.   To  complement  the  offerings   on
www.Comicauction.biz, QEI will offer its comics by mail order and through retail establishments.

QEI strives to provide a venue of exchange that is credible as well as simple, safe, and exciting for those with an interest in purchasing, collecting and trading comic books. Using the Internet, anyone around the world should be able to access QEI's website, browse for information, subscribe as a bidder or seller within minutes, and buy, sell, or trade comic books. The registration at www.Comicauction.biz will be free of charge. QEI is implementing a simple click-through sign-up procedure with clear instructions allowing a quick and easy access to QEI's secure website. Among the special features that QEI plans to build into its website are (1) a functionality allowing the seller to set the low and capped prices of the comic book for sale, (2) secure message boards, (3) full purchase protection with secured transactions, (4) tracking of purchases, (5) weekly updates, and (6) collection valuation services.

Sellers using QEI's website will benefit from low listing and transaction fees; convenient, paper-free local and international payments; and the ability to track the number of sales, payments, and future buyer profiles.

QEI will place a special emphasis on evaluating the feedback from customers. Customers will be able to comment as often as they want about their purchases and customer satisfaction. QEI will implement procedures allowing to process input from the feedback link on a continual basis - up to hundreds of times each day. That should allow QEI to begin working on solutions to reported problems almost immediately.

QEI will dedicate a concerted effort to protecting the identity of its service and ensuring the security of its website. Relying on the expertise of the website host (presently, Infinet Internet Services, Tempe, Arizona) QEI will implement procedures for authentication of clients, protection of integrity of live online auctions, and ensuring the secure processing of transactions.

(2)  Distribution Methods of the Products or Services

In its sales and marketing efforts QEI will employ the following tools: advertising in trade magazines; an on-line brochure; direct mail; a periodic newsletter distributed to registered
members;  and  a  printed  catalog of  listed  items.   QEI  also
believes  that  its  reputation will  play  a  large  role  as  a promotional tool. Thus, the word-of-mouth advertising among comic book shop owners and employees may become a cost-effective and quick method of publicity for www.Comicauction.biz.



PAGE-15-



QEI plans to place ads in leading comic-book industry publications such as Wizard Magazine, Previews, Comic Interviews, Comic Artist, SciFi Magazine, and Cinescape Magazine. However, at present time no specific advertising arrangements are in place.

QEI has registered the domain name www.Comicauction.biz. QEI intends to develop www.Comicauction.biz into a powerful brand-name. QEI plans to associate www.Comicauction.biz with the motto "Driving the comic book industry around the world" and project the image that www.Comicauction.biz is the vehicle on the
Internet to assist any comic book enthusiast in finding the latest new and most valuable collectible comic books. QEI plans to develop alliances with leading websites involved with the comic-book industry, which may provide significant cross-marketing opportunities through link exchanges.

QEI's   periodic  newsletter  to  registered  users  will  update
aficionados of special events and new products in the comic book industry.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

Comic books fall into a niche category of goods possessing two prominent attributes, which attract buyers: (1) the entertainment value of reading comic books and (2) the fun of collecting them. This combination of attributes is the basis for active markets in both new and collectible comic books.

To the best of QEI's knowledge, a new comic book typically sells between $1.00 and $10.00 and the average customer buys three or more comic books per purchase. A rare mint-condition collectible comic book could fetch as much as $350.00. The industry employs various grading scales (typically, 10-point scales), which allow to estimate the market value of a particular comic book. The actual trade prices may vary depending on the marketplace, region, or transaction type. For example, the auction format adopted by QEI may result in prices different from a private sale.

It is QEI's belief that the comic-book collectible market is making a shift away from traditional bookstore sales. More and more buyers are using the Internet to research and complete their purchases. It has become an accepted practice to view a series of electronic images online instead of browsing through a comic book at a store. The ability to communicate with owners of desired items via email and various secure payment options make it possible to complete transactions between counterparts located in different geographic regions. This development in the comic book marketplace allows collectors to take advantage of regional discrepancies in supply and demand for specific character or category comic books, including limited edition, reissued, reprinted, or other types of rare books.

The comic book industry produces a number of widely circulated publications (such as the Wizard Magazine) covering new and collectible comic book issues.



PAGE-16-



In recent years, the online auction selected by QEI as its transaction model has become a popular and successful mechanism for trading new, used, vintage, and collectible items. Online auctions are typically similar to live auctions: the highest bidder takes the "prize" and regular participants try to succeed in the bidding game by implementing various strategies. The element of competition involved in bidding is what appeals to many online auction participants.

QEI believes that the online auction model overcomes multiple hurdles that impede the growth of the market for collectible comic books. Traditional exchange forums are less efficient because of limitations imposed by geographical location and high costs of bringing buyers and sellers together to exchange information and to complete transactions.

QEI will compete against (1) offline comic-book resellers (including wholesale distributors, liquidators, retailers, and catalog and mail order companies), (2) online stores specializing in comic books (such as Comicbookresources.com), and (3) general online auctions (including eBay, uBid, and Yahoo!Auctions), which offer comic books among other items listed on their websites.

(5) Sources and availability of raw materials and the names of principal suppliers

QEI anticipates that new comic books will be supplied directly from publisher such as Image Comic's Top Cow studios, Dark Horse Comics, Marvel Comics, and D.C. Comics. QEI anticipates that vintage collectible comics will be offered and supplied by individual collectors and enthusiasts that wish to have a central venue to trade.

(6)   Customers

QEI  does not have an established client base.  At this time, QEI
does    not   anticipate   that   its   business   will    depend
disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

QEI's online auction is seeking to appeal to buyers and sellers in customer-to-customer, business-to-customer, and business to business market places.

Demographically, QEI targets primarily middle class individuals between the ages of fifteen and thirty-five, who are interested in new or collectible comic books. This target group is already using the Internet heavily as a source of information about comic book values. The goal is to convert someone looking for information into a customer/buyer.

An important objective is to capture younger consumers and induce them to discover the website and remain its users over many years. QEI believes that comic book collectors remain faithful to their hobby well into adulthood, often passing their treasured collections down to future generations.

QEI strives to offer value- and time-conscious shoppers a wide selection of comic books at reasonable prices via an easy-to-use online interface. QEI believes that, by providing a wide range of comic book categories, www.Comicauction.biz will attract an avid collector as well as a novice. A collector will come to the site knowing exactly what she is searching for: a specific addition to her collection. A novice will likely make a spontaneous and immediate buying decision based on a comic book appeal involving the topic or the character.



PAGE-17-



(7)  Intellectual Property

QEI does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

None.

(9)  Effect of existing or probable government regulations

QEI will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising,   intellectual  property  rights   and   information
security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain. In addition, numerous states have regulations regarding how "auctions" may be conducted and the liability of "auctioneers" in conducting such auctions. Several states are considering imposing these regulations upon online auction sites, which could harm QEI's business.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner, in which personal information is collected from users and provided to third parties. Specific statutes intended to protect user privacy have been passed in many non-U.S. jurisdictions. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way QEI does business or could create uncertainty on the Internet. This could reduce demand for QEI's services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm QEI's business. In addition, because QEI's services will be accessible worldwide, and QEI plans to facilitate sales of goods to users worldwide, foreign jurisdictions may claim that QEI is required to comply with their laws. Laws regulating Internet companies outside of the U.S. may be less favorable then those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require QEI to change its business practices or restrict service offerings relative to those in the U.S. QEI's failure to comply with foreign laws could subject QEI to penalties ranging from fines to bans on QEI's ability to offer its services.

(10) Employees

QEI is currently in the development stage. During the development stage, QEI plans to rely exclusively on the services of its sole officer and director to set up its business operations. Currently, only Andrew D. Owens, President & CEO is involved in QEI business on a daily basis.



PAGE-18-



C.Reports to Security Holders

(1)   After this offering, QEI will furnish its shareholders with
  annual   financial   reports  certified  by  QEI'   independent
  accountants, and may, in QEI' discretion, furnish unaudited quarterly financial reports.

(2) After this offering, QEI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

(3) The public may read and copy any materials QEI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).

Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Prospectus.

A.Management's Discussion

QEI was incorporated in the State of Nevada on June 3, 1998. QEI is a startup and has not yet realized any revenues. QEI had not begun actively pursuing its business plan until Orion Publishing, Inc., a wholly owned subsidiary, was incorporated in the State of Nevada on November 21, 2001. To date, QEI has:

* recruited and retained a management team and board of directors, and
*    developed a business plan, and
* launched the pilot version of its website, www.comicauction.biz.

In the initial approximately fifty-two-month operating period from June 3, 1998 (inception) to September 30, 2002, QEI generated no revenues while incurring $9,592 in general and administrative expenses. This resulted in a cumulative net loss of $9,592 for the period, which was equivalent to $0.00 per share. The cumulative net loss was attributable solely to the costs of start-up operations.


In the initial approximately forty-six-month operating period from June 3, 1998 (inception) to March 31, 2002, QEI generated no revenues while incurring $9,458 in general and administrative expenses. This resulted in a cumulative net loss of $9,458 for the period, which is equivalent to $0.00 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.Plan of Operation

QEI expects that it will sell new-issue comic books for between $1.50 to $10.00. Vintage comic books may range in price from
$0.10 to $350.00 per item. QEI plans to derive revenues from listing and transaction fees. QEI expects to charge a fee of 2% of the amount of transaction, which QEI will collect from buyers and sellers (1% from the buyer and 1% from the seller) after each auction is completed.

QEI's goal is to maintain an innovative attractive web auction that appeals to buyers and sellers in customer-to-customer, business-to-customer, and business to business market places. QEI is striving to accomplish the following during the next twelve to eighteen months:

* establish a paying subscriber/member base and benefit from repeat traffic to the website;
*    develop strategic alliances with popular web auction sites;
* promote www.Comicauction.biz with leading Internet search engines so that they place www.Comicauction.biz at the top of searches when it comes to researching and purchasing comic books;
* develop distribution channels beyond the website to improve revenues.

PAGE-19-

At present time, QEI estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) purchase office furniture, computer hardware, software, and supplies.

QEI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months. The following table illustrates the financing needs and anticipated sources of funds for the elements of QEI's business plan that constitute top priorities:

                             Use of       Minimum     Maximum
                            Proceeds     Offering    Offering
                           Line Item
                          -------------------------------------
*Enhancement of          Website       $2,500      $32,000
  www.comicauction.biz     Development.
  auction web site

* Outsourcing               Website       $2,000      $18,000
  services including      Development
  website support and
  technology upgrades

* Offering of               Working         $0        $20,000
  comic books by mail       Capital
  order and through
  retail establishments

* Advertising in           Marketing       $300       $15,000
  trade magazines and
  placing ads in
  leading comic-book
  industry publications

* Positioning              Marketing       $200       $10,000
  www.comicauction.biz
  at the top of search
  engines

QEI's website www.comicauction.biz is operational and allows visitors to bid and place orders online. The initial goal for the website - in addition to its functionality as an online auction site - is to build brand recognition via an effective Internet promotional campaign. Presently, QEI is researching promotional mailing companies, advertising and public relations firms that might help QEI in the process.

If QEI raises the minimum in this offering then the $4,500.00 devoted to website development in the use of proceeds should be more than adequate to continue the development and maintenance of the site for the next 12 to 18 months.

QEI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months. The following illustrates the financing needs and anticipated sources of funds for the elements of QEI's business plan that constitute top priorities:

Depending on the outcome of this offering QEI plans to choose one of the following courses:

*	If QEI raises only the minimum of $20,000.00 in this
 offering then QEI believes it will be able to execute its business plan adequately and operate as a going concern.
QEI expects to generate revenue in the first 4 weeks of operation from the date the first funds are received from escrow. Management will not be repaid $7,940 that is owed to them as defined in use of proceeds. But will be repaid and a later date as this loan is being carried at no interest and no certain maturity. QEI believes that using a minimum of $4,500 for web development will be satisfactory to get and keep the site totally operational for the next 12 to 18 months. The site will be fully functional but, with a limited budget of $4,500, the graphic appearance, depth of the web pages and comic book description will be brief. Any advanced technical features of the website (such as online video streaming capabilities) and widespread marketing efforts (such as promotional mailing campaigns, engagement of public relations firms, purchasing of website banner ads) will be postponed until after several months of operation and will be funded from then existing cash flow. QEI inventory (working capital as addressed in use of proceeds) will be kept at a minimum (less than $500.00). But because of Mr. Owens experience and knowledge in the industry
QEI feels it will still be able to sell its own products via its website. Because these items will be funded from cash flow, the growth of QEI will be minimal and it could be difficult for QEI to expand and grow.




PAGE-20-




*	In the event QEI raises $100,000, 50% of the maximum
offering. QEI expects to generate revenue in the first 4 weeks of operation from the date the first funds are received from escrow. Also the management may move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. Management will be repaid $7,940 that is owed to them as defined in use of proceeds. Management will use $7,000.00 of the $25,000.00 allocated for marketing to explore widespread marketing efforts. Management will use $12,000.00 of the $40,000.00 allocated for Website development
& Maintenance to fund the advanced technical features. Growth of the company should not be adversely impacted. Although in the event sufficient sales are not generated in the first 6 to 8 months then the company ability to grow will be impacted.
In that event the growth of the company could be slower than anticipated. In order to secure inventory, QEI has allocated $4,000.00 of the $8,591.00 working capital. This should be more than sufficient provided QEI management will use their experience in ordering and maintaining inventory at this level.

*	In the event QEI raises $150,000, 75% of the maximum
offering, QEI expects to generate revenue in the first 4 weeks of operation from the date the first funds are received from escrow. Then the management will move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. Growth of the company should not be adversely impacted at this level of funding.
QEI fully expects to fulfill its business plan and growth strategy. Management will use $10,000.00 of the $25,000.00 allocated for marketing to explore widespread marketing efforts. Management will use $10,000.00 of the $40,000.00 allocated for Website development & Maintenance to fund the advanced technical features. In order to secure inventory, QEI has allocated $6,000.00 of the $13,591.00 of working capital. This should be more than sufficient provided QEI management will use their experience in ordering and maintaining inventory at this level.

*	In the event QEI raises the maximum of $200,000.00,
100% of the maximum offering, QEI expects to generate revenue in the first 4 weeks of operation from the date the first funds are received from escrow. Then the management will move immediately to implement advanced technical features and widespread marketing efforts individually as management sees fit. With that level of funding QEI fully expects to fulfill its business plan and growth strategy. Management will use $10,000.00 of the $25,000.00 allocated for marketing to explore widespread marketing efforts. Management will use $12,500.00 of the $40,000.00 allocated for Website development & Maintenance to fund the advanced technical features. In order to secure inventory, QEI will allocate $15,000.00 of the $33,591.00 of working capital. This should be more than sufficient provided QEI management will use their experience in ordering and maintaining inventory at this level. QEI is considering strategic alliances with companies engaged in comic book sales over the Internet and on TV, which may result in cross-marketing of special collection comicbooks. QEI's goal is to maintain an innovative attractive web store and auction site that appeals to buyers and sellers.

QEI is striving to accomplish the following during the next twelve to eighteen months:

*	establish a subscriber/member base and benefit from repeat
traffic to the website; the subscriber base will be in the form of a "comic book of the month club" for a set price and have a surprise comic book sent at the first of every month or a monthly news letter that reviews the newest published titles.

*	promote www.comicauction.biz with leading Internet search
engines so that they place www.comicauction.biz at the top of searches when it comes to researching and purchasing comic books; in particular, QEI expects to use initially and expects be at the top of searches in www.overture.com, which currently lists ebay.com at the top of searches for a "Comic Books" at estimated 41 cents a hit. All QEI has to do is pay 41 cents a hit to be at the top. It will be virtually impossible to be at the top of every search engine. If QEI can maintain a presence in the top 3 of at least three or four of top search engines.

*	develop distribution channels beyond the website to improve
revenues; QEI anticipates that over the next twelve (12) months QEI will not hire any additional full- or part-time employees, as the services provided by the officers and directors of QEI appear sufficient during the initial growth stage. Sales growth in the next six (6) to twelve (12) months is important for the QEI' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.
In the event QEI raises only the minimum in this offering, QEI estimates that $11,531.00 in net proceeds should be sufficient to sustain minimal operations in the next twelve months. "Minimal operations" are defined as having QEI's website totally operational and developed for $4,500.00 or less for the next 12 to 18 months. Having $15,000.00 for inventory should be sufficient to deliver books on a timely basis to QEI's customers. QEI has allocated only $10,000.00 for computer equipment and will not host its own website (currently hosted by Infinet).
QEI will use the company computer for accounting and order fulfillment only. QEI's marketing budget of $500.00 will limit QEI's ability to execute the entire business plan, but QEI believes that the amount is sufficient to get listed on one mid-level search engine. At the present time QEI has no plans to seek a business combination with another entity in the near future.




PAGE-21-



Description of Property.

QEI'  uses the administrative office located at East 49 Pineridge
Ct #328, Spokane, Washington 99208. A director and shareholder is providing the office space at no charge to QEI.

Certain Relationships and Related Transactions.

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

QEI uses office space and services provided without charge by Andrew D. Owens, a director and shareholder.

Andrew  Owens  has  been loaning QEI money to  cover  operational expenses at no interest and no certain maturity.  As of the  date of  this  prospectus, QEI owes Mr. Owens approximately  $7,936.50 used by QEI as follows:

Documentation Fees                       $4,000.00
Accounting Fees (Audit)                  $1,500.00
State Fees (Corporate filing fees)       $1,035.00
EDGARization Fees                        $714.00
Escrow Fee                               $375.00
Web Development                          $312.50
                                         -----------
Total Expense Categories to date         $7,936.50
                                         ===========

Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Prospectus, there is no public market in QEI' Common Stock. This Prospectus is a step toward creating a public market for QEI' stock, which may enhance the liquidity of QEI' shares. However, there can be no assurance that a meaningful trading market will develop. QEI makes no representation about the value of its Common Stock.

As of the date of this Prospectus,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of QEI;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that QEI agreed to register for sale;
* in the future, all 2,000,000 shares of Common Stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.



Holders

As  of  the  date  of  this  Prospectus,  QEI  has  approximately
2,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately one (1) shareholder of record. QEI' Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone (602) 415-1273.

Dividends

QEI has never declared or paid any cash dividends on its common stock. For the foreseeable future, QEI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including QEI' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.



PAGE-22-





Executive Compensation.

    Name             Position    Compensation for the Period from Inception
                                    (June 3, 1998) to March 31, 2002
                                    ----------------------------------
                                         Salary          Other
--------------------------------------------------------------------
Andrew D.      President & CEO,            $0              $0
Owens          Secretary,
               Treasurer, Director
There are no existing or planned option/SAR grants.

QEI  does not have an employment agreement with Andrew D.  Owens.
However, QEI anticipates that it will begin paying Mr. Owens a salary if either 50% of the Maximum Offering is complete or if QEI achieves $10,000 in monthly sales.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.


















PAGE-23-



Financial Statements.

a)   Audited Financial Statements.



                     Quality Exchange, Inc.
                  (A Development Stage Company)

                   Consolidated Balance Sheets
                              as of
                       March 31, 2002 and
                        December 31, 2001

                               and

             Consolidated Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                      for the periods ended
              March 31, 2002 and December 31, 2001
                               and
                         for the period
                June 3, 1998 (Date of Inception)
                             through
                         March 31, 2002



















PAGE-24-




                        TABLE OF CONTENTS

                                             PAGE

Independent Auditor's Report                    1

Consolidated Balance Sheets                     2

Consolidated Statements of Operations           3

Statement of Changes in Stockholders'           4
Equity

Consolidated Statements of Cash Flows           5

Footnotes                                       6



















PAGE-25-



G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

April 3, 2002

Board of Directors
Quality Exchange, Inc.
Las Vegas, NV

I have audited the Consolidated Balance Sheets of Quality Exchange, Inc. and its subsidiary (the "Company") (A Development Stage Company), as of March 31, 2002 and December 31, 2001, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended, and for the period June 3, 1998 (Date of Inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quality Exchange, Inc. and its subsidiary (A Development Stage Company) as of March 31, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period June 3, 1998 (Date of Inception) to March 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA




PAGE-26-F1




                      Quality Exchange, Inc.
                   (a Development Stage Company)
                    Consolidated Balance Sheets

                                           March 31,     December 31,
                                              2002         2001
 Assets                                --------------  ---------------

 Current assets:
 Cash                                  $        482   $         -
 Total current assets                           482             -
                                       --------------  ---------------
                                       $        482   $         -
                                       ==============  ===============
 Liabilities and Stockholders'
 (Deficit)

 Current liabilities:
 Due to shareholder                    $      7,940   $       275
                                       --------------  ---------------
 Total current liabilities                    7,940           275
                                       --------------  ---------------
 Stockholders' (deficit):
 Common stock, $0.001 par value,              2,000         2,000
 25,000,000 shares authorized,
 2,000,000 shares issued and
 outstanding as of 12/31/01 and
 12/31/00
 Additional paid-in capital                       -             -
 Subscriptions receivable                         -        (2,000)
 (Deficit) accumulated during                (9,458)         (275)
 development stage                     --------------  ---------------
                                             (7,458)         (275)
                                       --------------  ---------------
                                       $        482   $         -
                                       ==============  ===============

  The accompanying notes are an integral part of these financial statements.



PAGE-27-F2



                    Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Operations

                                                    For the      June 3, 1998
                                 For the period       year       (Inception)
                                     ended           ended           to
                                   March 31,       December 31,   March 31,
                                 2002      2001       2001          2002
                              ------------------------------------------------

Revenue                        $    -    $    -     $    -        $    -
                              ------------------------------------------------
Expenses:
General & administrative        9,183         -        275         9,458
expenses                      ------------------------------------------------
Total expenses                  9,183         -        275         9,458
                              ------------------------------------------------
Net (loss)                   $ (9,183)   $    -     $ (275)     $ (9,458)
                              ================================================

Weighted average number of
common shares outstanding -  2,000,000  2,000,000   2,000,000
basic and fully diluted       =================================

Net (loss) per share -       $ (0.00)    $    -     $ (0.00)
basic and fully diluted       =================================


 The accompanying notes are an integral part of these financial statements.

















PAGE-28-F3



                     Quality Exchange, Inc.
                  (a Development Stage Company)
   Consolidated Statements of Changes in Stockholders' Equity

                                                                  (Deficit)
                                                                   Accumulated
                        Common Stock     Additional                During       Total
                                         Paid-in    Subscriptions  Development  Stockholders'
                       Shares   Amount   Capital    Receivable     Stage       (Deficit)
                     -------------------------------------------------------------------------

June 1998
Founder shares        2,000,000  $ 2,000   $   -     $ (2,000)     $   -        $   -

Net (loss)
June 3, 1998
(inception) to
December 31, 1998

                                                                       -            -
                     -------------------------------------------------------------------------
Balance, December     2,000,000   2,000        -       (2,000)         -            -
31, 1998

Net (loss)
For the year ended
December 31, 1999
                                                                       -            -
                     -------------------------------------------------------------------------
Balance, December     2,000,000   2,000        -       (2,000)         -            -
31, 1999

Net (loss)
For the year ended
December 31, 2000
                                                                       -            -
                     -------------------------------------------------------------------------
Balance, December     2,000,000   2,000        -       (2,000)         -            -
31, 2000

Net (loss)
For the year ended
December 31, 2001
                                                                    (275)       (275)
                     -------------------------------------------------------------------------
Balance, December     2,000,000   2,000        -       (2,000)      (275)       (275)
31, 2001

March 2002
Donated capital to
cancel
subscriptions
receivable
                                                        2,000                  2,000

Net (loss)
For the period
ended
March 31, 2002
                                                                  (9,183)    (9,183)
                     -------------------------------------------------------------------------
Balance, March 31,    2,000,000 $ 2,000    $   -        $   -   $ (9,458)  $ (7,458)
2002                 =========================================================================


 The accompanying notes are an integral part of these financial statements.





PAGE-29-F4


                     Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Cash Flows

                                                    For the      June 3, 1998
                                 For the period       year       (Inception)
                                     ended           ended           to
                                   March 31,       December 31,   March 31,
                                 2002      2001       2001          2002
                              ------------------------------------------------

Cash flows from operating
activities
Net (loss)                   $ (9,183)    $   -    $  (275)       $  (9,458)

Adjustments to reconcile net
(loss) to
 net cash (used) by
 operating activities:
 Increase in due to             7,665         -        275           7,940
 shareholder                  ------------------------------------------------
Net cash (used) by operating   (1,518)        -          -          (1,518)
activities                    ------------------------------------------------


Cash flows from investing           -         -          -               -
activities                    ------------------------------------------------

Cash flows from financing
activities
 Subscription receivable       2,000          -          -           2,000
                              ------------------------------------------------
Net cash provided by           2,000          -          -           2,000
financing activities          ------------------------------------------------

Net increase in cash             482          -          -             482
Cash - beginning                   -          -          -               -
                              ------------------------------------------------
Cash - ending                $   482      $   -      $   -        $    482
                              ================================================
Supplemental disclosures:
 Interest paid               $     -      $   -      $   -        $      -
                              ================================================
 Income taxes paid           $     -      $   -      $   -        $      -
                              ================================================
Non-cash transactions:
 Shares issued for           $     -      $   -      $   -        $  2,000
 subscriptions receivable     ================================================
 Number of shares issued for       -          -          -       2,000,000
 subscriptions receivable     ================================================


 The accompanying notes are an integral part of these financial statements.





PAGE-30-F5




                     Quality Exchange, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized June 3, 1998 (Date of Inception) under the laws of the State of Nevada, as Quality Exchange, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock.
The Company has a wholly owned subsidiary, Orion Publishing, Inc., whose plan of operation is to purchase and exchange collectible and new issue comic books via an online auction.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2002 and December 31, 2001.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2002 and December 31, 2001.

Revenue recognition
The  Company  reports revenue as invoiced on  an  accrued  basis.
Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002 or 2001.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2002 and December 31, 2001.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.



PAGE-31-F6



Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2002 and December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.
In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.



PAGE-32-F7



Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $9,458 for the period from June 3, 1998 (inception) to March 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal          (34.0%)
statutory rate

Valuation reserve     34.0%
                   -------------
Total                   -%
                   =============

As of March 31, 2002 and December 31, 2001, the Company has a net operating loss carry forward of approximately $9,458 and $275 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2022 and 2021, respectively.

Note 5 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

There have been no other issuances of common stock.





PAGE-33-F8



Note 6 - Related party transactions

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

As of March 31, 2002 and December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.














PAGE-34-F9




Interim Financial Statements (unaudited).


                     Quality Exchange, Inc.
                  (a Development Stage Company)
                   Consolidated Balance Sheets
                           (unaudited)
                                       September 30,
                                          2002
                                       ------------
Assets

Current assets:
 Cash                                  $      348
   Total current assets                ------------
                                              348
                                       ------------
                                       $      348
                                       ============
Liabilities and Stockholders'
(Deficit)

Current liabilities:
 Due to shareholder                    $    7,940
   Total current liabilities           ------------
                                            7,940

Stockholders' (deficit):
 Common stock, $0.001 par value,
 25,000,000 shares
   authorized, 2,000,000 shares
  issued and outstanding                    2,000

 (Deficit) accumulated during
 development stage                        (9,592)
                                       ------------
                                          (7,592)
                                       ------------
                                       $     348

 The accompanying notes are an integral part of these financial statements.





PAGE-35-




                     Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Operations
                           (unaudited)

                        For the three-month    For the nine-month June 3, 1998
                           period ended           period ended    (Inception)
                           September 30,          September 30,        to
                        -----------------------------------------September 30,
                              2002      2001      2002      2001      2002
                        ------------------------------------------------------

Revenue                   $      -   $     -   $     -   $     -   $     -
                        ------------------------------------------------------
Expenses:
 General and                   116         -     9,317         -     9,592
 administrative expenses------------------------------------------------------
  Total expenses               116         -     9,317         -     9,592
                        ------------------------------------------------------
Net (loss)                $   (116)  $     -   $(9,317)  $     -   $(9,592)

Weighted average number
of
 common shares            2,000,000  2,000,000  2,000,000  2,000,000
 outstanding - basic    ============================================
 and fully diluted

Net (loss) per share -    $  (0.00)  $     -   $ (0.00)  $     -
basic and fully diluted ============================================




 The accompanying notes are an integral part of these financial statements.










PAGE-36-



                     Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Cash Flows
                           (unaudited)
                                        For the nine-month      June 3,
                                          period ended           1998
                                       --------------------  (Inception) to
                                          September 30,       September 30,
                                        2002        2001          2002
Cash flows from operating              -------------------------------------
activities
Net (loss)                           $            $            $
                                       (9,317)         -         (9,592)
Adjustments to reconcile               -------------------------------------
net (loss) to
 net cash (used) by
 operating activities:
 Increase in due to
 shareholder                            7,665          -          7,940
Net cash (used) by                     -------------------------------------
operating activities                   (1,652)         -         (1,652)

Cash flows from investing
activities                                  -          -              -
                                       -------------------------------------
Cash flows from financing
activities
 Issuances of common stock
                                            -      2,000          2,000
 Subscription receivable
                                        2,000     (2,000)             -
Net cash provided by                   -------------------------------------
financing activities                    2,000          -          2,000

Net increase in cash
                                          348          -            348
Cash - beginning
                                            -          -              -
                                       -------------------------------------
Cash - ending                        $            $            $
                                          348          -            348
                                       =====================================
Supplemental disclosures:
 Interest paid                       $            $            $
                                            -          -              -
                                       =====================================
 Income taxes paid                   $            $            $
                                            -          -              -
                                       =====================================



 The accompanying notes are an integral part of these financial statements.





PAGE-37-



                     Quality Exchange, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2001 and notes thereto included in the Company's Form SB-2/A. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $9,592 for the period from June 3, 1998 (inception) to September 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 - Related party transactions

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The
Company has not formulated a policy for the resolution of such conflicts.





PAGE-38-



Changes  In and Disagreements With Accountants on Accounting  and
Financial Disclosure.

None.

Controls and Procedures

Based on his most recent review, which was completed within ninety days of the filing of this report, the Chief Executive Officer of QEI has concluded that QEI's disclosure controls and procedures are effective to ensure that information required to be disclosed by QEI in the registration statement under the Securities Act of 1933, as amended, and in the reports it intends to file or submit under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to QEI's management, including its Chief Executive Officer, as appropriate to allow timely decisions regarding required disclosure and are effective to ensure that such information is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. There were no significant changes in QEI's internal controls or in other factors that could significantly affect those controls subsequent to the date of their evaluation.


















PAGE-39-




              Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






















PAGE-40-



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

QEI' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. QEI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at QEI' request as one of its officers or directors. QEI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of QEI' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, QEI' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. QEI has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                     $19
Escrow Fee                              $750
EDGAR Conversion Fees                 $1,500
Blue Sky Qualification Fees             $250
and Expenses
Accounting Fees and Expenses          $1,500
Legal Fees and Expenses               $4,000
Printing and Engraving                  $200
Miscellaneous                           $250
                                  -----------
Total                              $8,469.00
                                  ===========



PAGE-41-



Recent Sales of Unregistered Securities.

In June 1998, QEI issued 2,000,000 shares of its $0.001 par value common stock to Andrew D. Owens, an officer and director, in exchange for $2,000 in subscription receivable. The total amount of the transaction was $2,000 or $0.001 per share. That sale of stock by QEI did not involve any public offering or solicitation. At the time of the issuance, Andrew D. Owens was in possession of all available material information about QEI. Also, Andrew D. Owens had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of QEI. On the basis of these facts, QEI claims that the issuance of stock to Andrew D. Owens was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a) Articles of Incorporation of Quality Exchange, Inc. filed on June 3, 1998*.
         (b)  Bylaws of Quality Exchange, Inc. adopted on June
              17, 1998*.
         (c) Articles of Incorporation of Orion Publishing, Inc. filed on November 21, 2001*.
         (d)  Bylaws of Orion Publishing, Inc. adopted on
              December 3, 2001*.

   5.    Opinion on Legality
         Attorney Opinion Letter*.

  21.    Subsidiaries of the Registrant*

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing*.
         b) Consent of Independent Auditor*.

  99.    Other Exhibits
         a) Escrow Agreement*
         b) Subscription Agreement*

         * Previously filed.

Undertakings.

In this Registration Statement, QEI is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, QEI is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.



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Based  on  the above-referenced facts and in compliance with  the above-referenced rules, QEI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





PAGE-43-



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on November 25, 2002.

                     Quality Exchange, Inc.
                     ----------------------
                          (Registrant)

            By: /s/ Andrew D. Owens, President & CEO
                -------------------
In  accordance  with the requirements of the  Securities  Act  of
1933,  this  Registration Statement was signed by  the  following persons in the capacities and on the dates stated:

     Signature               Title                  Date
     ---------               -----                  ----

/s/ Andrew D. Owens     President & CEO,     November 25, 2002
-------------------        Secretary,
                      Treasurer, Director
  Andrew D. Owens

/s/ Andrew D. Owens   Principal Financial    November 25, 2002
-------------------         Officer
  Andrew D. Owens

/s/ Andrew D. Owens   Principal Accounting   November 25, 2002
-------------------         Officer
  Andrew D. Owens















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